Exhibit 21

Subsidiaries of the Registrant

          Technitrol, Inc., which has no parent, has the following subsidiaries:

Name	Incorporation	Percent Owned

AMI Doduco Components B.V.	Netherlands	100%
AMI Doduco (DE), LLC	Delaware	100%
AMI Doduco España, S. L.	Spain	100%
AMI Doduco GmbH	Germany	100%
AMI Doduco Holding GmbH	Germany	100%
AMI Doduco, Inc.	Pennsylvania	100%
AMI Doduco Investors (DE), LLC	Delaware	100%
AMI Doduco (Mexico), S. de R. L. de C. V.	Mexico	100%
AMI Doduco Nederland B.V.	Netherlands	100%
AMI Doduco (PR), LLC	Delaware	100%
AMI Doduco Singapore Holding Pte. Ltd.	Singapore	100%
AMI Doduco (Tianjin) Electrical Contacts Manufacturing Co., Ltd.	People’s Republic of China	100%
Boothbay Pte. Ltd.	Singapore	100%
CST Electronics Co., Ltd.	Hong Kong	100%
Dongguan Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Electro Componentes Mexicana S. A. de C. V.	Mexico	100%
Electro Corporacion Mexicana S. A. de C. V.	Mexico	100%
Eraplast S.A.R.L.	Tunisia	100%
Full Rich (Ning Bo) Electronic co., Ltd.	People’s Republic of China	74%
Full Rise Electronic Co., Ltd. (Fuliwang)	People’s Republic of China	74%
Full Rise Electronic Co., Ltd. (Hong Kong)	Hong Kong	74%
Full Rise Electronic Co., Ltd. (Taiwan)	Taiwan	74%
Maxtop (Ning Bo) Telecom Electronic Co., Ltd.	People’s Republic of China	74%
MCS Holdings, Inc.	Delaware	100%
Mianyang Pulse Electronics Co., Ltd.	People’s Republic of China	100%
Pulse Acoustics China Holding ApS	Denmark	100%
Pulse ApS	Denmark	100%
Pulse Canada Ltd.	Canada	100%
Pulse Components ApS	Denmark	100%
Pulse Components GmbH	Germany	100%
Pulse Components Ltd.	Hong Kong	100%
Pulse Denmark ApS	Denmark	100%
Pulse Electronics (Europe) Ltd.	United Kingdom	100%
Pulse Electronics Ltd.	Hong Kong	100%
Pulse Electronics (Shenzhen) Co., Ltd.	People’s Republic of China	100%
Pulse Electronics (Singapore) Pte. Ltd.	Singapore	100%
Pulse Elektronik Sanay Ticaret L.S.	Turkey	100%
Pulse Engineering, Inc.	Delaware	100%
Pulse Finland Oy	Finland	100%
Pulse GmbH & Co. KG	Germany	100%
Pulse Hong Kong Limited	Hong Kong	100%
Pulse HVT ApS	Denmark	100%
Pulse Italy S.r.L.	Italy	100%
Pulse LK	United Kingdom	100%
Pulse MEMS ApS	Denmark	100%
Pulse Nederland BV	Netherlands	100%
Pulse Polska Sp. Z o.o.	Poland	100%
Pulse PowerTrain GmbH & Co. KG	Germany	100%
Pulse S.A.R.L.	France	100%
Pulse (Suzhou) Wireless Products Co., Ltd.	People’s Republic of China	100%
Pulse Tech ApS	Denmark	100%
Pulse US, Inc.	Illinois	100%
Pulse Vietnam Co., Ltd.	Vietnam	100%
Sonion (Suzhou) Co., Ltd.	People’s Republic of China	100%
Sonion (Suzhou II) Co., Ltd.	People’s Republic of China	100%
Smart Jumbo Industries Limited	Hong Kong	100%
Technitrol Delaware, Inc.	Delaware	100%
Technitrol Singapore Holdings Pte. Ltd.	Singapore	100%
TNL Singapore Components Holdings Pte. Ltd.	Singapore	100%
Tunera S.A.R.L.	Tunisia	100%